Exhibit 10.1

AMENDMENT OF THE FINOVA GROUP SEVERANCE PLAN AND SUMMARY PLAN

DESCRIPTION

WHEREAS, the Company established the FINOVA Group Severance Pay Plan and Summary Plan Description (the “Plan”) effective January 1, 1988, as amended and restated as of November 1, 2003 and May 1, 2005; and

WHEREAS, the undersigned is empowered to amend, modify and terminate the plan, provided that no such amendment or action would result in any in any Eligible Employee receiving severance pay on terms and conditions less favorable than in effect under the Plan when the amendment, modification or termination becomes effective: and

WHEREAS, the Company desires to terminate the plan effective December 31, 2007 and pay the remaining eligible employees the severance amounts they would have been eligible to receive on the future date of their termination of employment while they remain actively employed;

WHEREAS, the Company has been advised by counsel that the above described actions will be permissible under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), provided the Company causes the severance amounts to be paid following January 1, 2008; and

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby terminated effective December 31, 2007;

RESOLVED, that the Company shall cause all remaining employees eligible to receive severance under the terms of the Plan to receive such amounts on January 2, 2008; and

RESOLVED, that the proper personnel, as appropriate, be, and hereby are, authorized to execute and deliver such other certificates, powers of attorney, affidavits, agreements, assignments, documents, and instruments as are required in connection with the termination of the Plan; and

RESOLVED, that the proper personnel be, and each of them hereby is, authorized, empowered, and directed (any one of them acting alone) to take any and all such further action to amend, execute, and deliver all such further instruments and documents, for and in the name and on behalf of the Company, and to pay all such expenses as in their discretion appear to be necessary, proper, or advisable to carry into effect the purposes and intentions of this and each of the foregoing resolutions.

IN WITNESS WHEREOF, the undersigned has executed this written consent as of this 12th day of November, 2007.

THE FINOVA GROUP, INC.

By:	/s/ Thomas E. Mara
Title:	Chief Executive Officer

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